Exhibit 99.1

Scientific Games Reports First Quarter 2021 Results

Strong Execution Driving a Return to Growth

Increase in Consolidated Revenue Driven by Double-Digit Growth at Lottery, SciPlay and Digital

Continued Operational Progress In Strategic Initiatives

Disciplined Cost and Balance Sheet Management, Generated $123 Million of Operating Cash Flow and $80 Million of Free Cash Flow

LAS VEGAS, May 10, 2021 /PRNewswire/ -- Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games," "SGC" or the "Company") today reported results for the first quarter ended March 31, 2021.

Barry Cottle, President and Chief Executive Officer of Scientific Games, said, "I am extremely pleased with our progress this quarter. Despite the continued challenges, our teams' dedication and focus enabled us to build on our gains from last year. We delivered another strong quarter, enabling us to return to growth on both the top and bottom lines. Our new Gaming strategy and product roadmap continues to have success and our Lottery, SciPlay and Digital businesses delivered strong growth in the quarter. Our results demonstrate the strength of our content and franchises, engaging players on any platform they want to play. The executive team and our Board are continuing to work together and are making great progress as we look to optimize our portfolio, deleverage our balance sheet and capitalize on key areas of growth in order to unlock value for our shareholders."

Michael Eklund, Executive Vice President and Chief Financial Officer of Scientific Games, added, "The team has really stepped up to make meaningful progress on our key initiatives. We remain laser focused on delivering revenue and AEBITDA growth, and strengthening our balance sheet. Our continued focus on operational efficiency is enhancing our cash flows. We are executing at a high level and I could not be more excited about the path forward for Scientific Games."

SUMMARY CONSOLIDATED RESULTS

($ in millions)	Three Months Ended March 31,
	2021	2020
Revenue	$729	$725
Net loss	(9)	(155)
Net cash provided by operating activities	123	120
Capital expenditures	50	53

Non-GAAP Financial Measures(1)
Consolidated Adjusted EBITDA ("AEBITDA")	$270	$200
Free cash flow	80	55

Balance Sheet Measures	As of March 31, 2021	As of December 31, 2020
Cash and cash equivalents	$967	$1,016
Total debt	9,166	9,303
Available liquidity(2)	1,320	1,269

(1) These non-GAAP financial measures are defined below and are reconciled to the most directly comparable GAAP financial measure in the accompanying supplemental tables at the end of this release.
(2) Available liquidity is calculated as cash and cash equivalents plus remaining revolver capacity, including the SciPlay Revolver.

First Quarter 2021 Financial Highlights:

  First quarter consolidated revenue was $729 million compared to $725 million, up 1% compared to the prior year period. Our Lottery, SciPlay and Digital businesses delivered double-digit revenue growth as we drove customer engagement with the breadth of our portfolio and proven content. Gaming revenue continued to be impacted by casino restrictions and closures, particularly in Europe.
  Net loss was $9 million compared to $155 million in the prior year period primarily due to Gaming business segment receivable credit allowances, inventory and goodwill impairment charges which totaled $91 million in the prior year period.
  Consolidated AEBITDA, a non-GAAP financial measure defined below, was $270 million compared to $200 million, up 35% as compared to the prior year period, driven by double-digit AEBITDA growth across all segments.
  Net cash provided by operating activities was $123 million compared to $120 million a year ago primarily driven by improved operating results, partially offset by an unfavorable change in working capital accounts and the timing of cash interest payments.
  Free cash flow, a non-GAAP financial measure defined below, increased $25 million from the prior year period to $80 million.
  Available liquidity, including SciPlay, at quarter-end was $1.3 billion. Subsequent to quarter-end, the Company made a $150 million voluntary repayment on SGI's revolving credit facility.
BUSINESS SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED MARCH 31, 2021

($ in millions)	Revenue				AEBITDA				AEBITDA Margin(1)
	2021	2020	$	%	2021	2020	$	%	2021	2020	PP Change(1)
Gaming	$244	$318	(74)	(23)%	$108	$96	12	13%	44%	30%	14
Lottery	248	212	36	17%	119	78	41	53%	48%	37%	11
SciPlay	151	118	33	28%	46	35	11	32%	31%	30%	1
Digital	86	77	9	12%	29	23	6	26%	34%	30%	4

PP - percentage points.

(1) Segment AEBITDA Margin is calculated as segment AEBITDA as a percentage of segment revenue.
(2) As calculations are made using whole dollar numbers, actual results may vary compared to calculations presented in this table.

Key Highlights

  Lottery revenue increased 17% and AEBITDA increased 53% compared to the prior year driven by record U.S. instant game sales, large Powerball and Mega Millions jackpots as well as strength in Europe.
  Lottery Instant product revenue was $26 million higher than the prior year primarily driven by performance in states under the Scientific Games Enhanced Partnership program.
  Digital revenue increased 12% and AEBITDA grew 26% from the prior year driven by iGaming with record results in the quarter led by our original content, our successful launch in Michigan and strength in Europe.
  SciPlay revenue increased 28% and AEBITDA increased 32% from the prior year driven by continued growth in social casino games that outpaced the market and record payer conversion.
  Gaming revenue of $244 million was impacted by COVID-19 restrictions for casinos globally. AEBITDA grew 13% from the prior year driven by a more favorable product mix, cost actions, and certain credit receivable allowance and inventory charges that impacted the prior year.
  Gaming Operations revenue declined 5% from the prior year as casino capacity restrictions persist. North America Gaming Operations revenue improved on a sequential basis and we expect new cabinet launches to support growth as restrictions ease.
LIQUIDITY

($ in millions)	Three Months Ended March 31,
	2021	2020	Increase / (Decrease)
Net loss	$(9)	$(155)	$146
Non-cash adjustments included in net loss	112	234	(122)
Non-cash interest	6	5	1
Changes in deferred income taxes and other	1	7	(6)
Distributed earnings from equity investments	4	4	—
Changes in working capital accounts	9	25	(16)
Net cash provided by operating activities	$123	$120	$3

  Available liquidity as of March 31, 2021 was $1,320 million, including SciPlay's revolving credit facility, which is up $51 million from prior year period.
  Net debt, a non-GAAP financial measure defined below, of $8,330 million decreased by $187 million compared to the prior year period. The Company made a voluntary $100 million payment on Scientific Games International's (SGI's) revolving credit facility in the first quarter.
  In April 2021, the Company made an additional $150 million voluntary repayment under SGI's revolving credit facility.
  Capital expenditures totaled $50 million in the first quarter of 2021.
  Free cash flow, a non-GAAP financial measure defined below, was $80 million in the quarter compared to $55 million in the prior year period

Earnings Conference Call

As previously announced, Scientific Games executive leadership will host a conference call on Monday, May 10, 2021, at 8:00 a.m. EDT to review the Company's first quarter results. To access the call live via a listen-only webcast and presentation, please visit http://www.scientificgames.com/investors/events-presentations/ and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: +1 (877) 842-4249 for U.S. or +1 (412) 317-5420 for International and ask to join the Scientific Games Corporation call. A replay of the webcast will be archived in the Investors section on www.scientificgames.com.

About Scientific Games

Scientific Games Corporation (NASDAQ: SGMS) is the world leader in offering customers a fully integrated portfolio of technology platforms, robust systems, engaging content and services. The Company is the global leader in technology-based gaming systems, digital real-money gaming and sports betting platforms, table games, table products and instant games, and a leader in products, services and content for gaming, lottery and social gaming markets. Scientific Games delivers what customers and players value most: trusted security, creative entertaining content, operating efficiencies and innovative technology. For more information, please visit www.scientificgames.com, which is updated regularly with financial and other information about the Company. You can access our filings with the SEC through the SEC website at www.sec.gov or through our website, and we strongly encourage you to do so. We routinely post information that may be important to investors on our website at www.scientificgames.com/investors/, and we use our website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC's Regulation Fair Disclosure (Reg FD).

The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document, and shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended.

COMPANY CONTACTS

Media Relations	Investor Relations
Christina Karas +1 702-532-7986	Jim Bombassei +1 702-532-7643
Director, Corporate Communications media@scientificgames.com	Senior Vice President , Investor Relations IR@scientificgames.com

All ® notices signify marks registered in the United States. © 2021 Scientific Games Corporation. All Rights Reserved.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
Revenue:
Services	$463	$422
Product sales	104	168
Instant products	162	135
Total revenue	729	725

Operating expenses:
Cost of services(1)	139	130
Cost of product sales(1)	50	91
Cost of instant products(1)	77	73
Selling, general and administrative	186	198
Research and development	52	51
Depreciation, amortization and impairments	123	138
Goodwill impairment	—	54
Restructuring and other	21	22
Total operating expenses	648	757
Operating income (loss)	81	(32)
Other (expense) income:
Interest expense	(121)	(124)
Earnings (loss) from equity investments	9	(2)
Gain on remeasurement of debt	25	10
Other expense, net	—	(3)
Total other expense, net	(87)	(119)
Net loss before income taxes	(6)	(151)
Income tax expense	(3)	(4)
Net loss	(9)	(155)
Less: Net income attributable to noncontrolling interest	6	4
Net loss attributable to SGC	$(15)	$(159)

Basic and diluted net loss attributable to SGC per share:
Basic	$(0.16)	$(1.69)
Diluted	$(0.16)	$(1.69)

Weighted average number of shares used in per share calculations:
Basic shares	95	94
Diluted shares	95	94

(1) Excludes depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	March 31,	December 31,
	2021	2020
Assets:
Cash and cash equivalents	$967	$1,016
Restricted cash	88	117
Receivables, net of allowance for credit losses $79 and $81, respectively	621	616
Inventories	191	191
Prepaid expenses, deposits and other current assets	241	241
Total current assets	2,108	2,181

Restricted cash	10	10
Receivables, net of allowance for credit losses $5 and $5, respectively	20	20
Property and equipment, net	406	415
Operating lease right-of-use assets	95	94
Goodwill	3,287	3,292
Intangible assets, net	1,243	1,299
Software, net	220	227
Equity investments	265	262
Other assets	202	184
Total assets	$7,856	$7,984

Liabilities and Stockholders' Deficit:
Current portion of long-term debt	$44	$44
Accounts payable	280	203
Accrued liabilities	544	586
Total current liabilities	868	833

Deferred income taxes	80	79
Operating lease liabilities	78	77
Other long-term liabilities	229	260
Long-term debt, excluding current portion	9,122	9,259
Total stockholders' deficit(1)	(2,521)	(2,524)
Total liabilities and stockholders' deficit	$7,856	$7,984

(1) Includes $135 million and $129 million in noncontrolling interest as of March 31, 2021 and December 31, 2020, respectively.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(9)	$(155)
Adjustments to reconcile net loss to cash provided by operating activities	122	243
Changes in working capital accounts	9	25
Changes in deferred income taxes and other	1	7
Net cash provided by operating activities	123	120

Cash flows from investing activities:
Capital expenditures	(50)	(53)
Acquisitions of businesses	(2)	—
Additions to equity method investments, net of distributions	(9)	—
Proceeds from sale of assets and other	—	22
Net cash used in investing activities	(61)	(31)

Cash flows from financing activities:
Payments on long-term debt, net of proceeds	(110)	(50)
Payments on license obligations	(13)	(8)
Taxes paid related to net share settlement of equity awards and other	(16)	(1)
Net cash used in financing activities	(139)	(59)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	(5)
(Decrease) increase in cash, cash equivalents and restricted cash	(78)	25
Cash, cash equivalents and restricted cash, beginning of period	1,143	375
Cash, cash equivalents and restricted cash, end of period	$1,065	$400

Supplemental cash flow information:
Cash paid for interest	$123	$110
Income taxes paid	7	6
Distributed earnings from equity investments	4	4
Supplemental non-cash transactions:
Non-cash interest expense	$6	$5

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO CONSOLIDATED AEBITDA
AND SUPPLEMENTAL BUSINESS SEGMENT DATA
(Unaudited, in millions)
	Three Months Ended March 31,
	2021	2020
Reconciliation of Net Loss Attributable to SGC to Consolidated AEBITDA
Net loss attributable to SGC	$(15)	$(159)
Net income attributable to noncontrolling interest	6	4
Net loss	(9)	(155)
Restructuring and other(1)	21	22
Depreciation, amortization and impairments	123	138
Goodwill impairment	—	54
Other expense, net	2	4
Interest expense	121	124
Income tax expense	3	4
Stock-based compensation	23	10
Gain on remeasurement of debt	(25)	(10)
EBITDA from equity investments(2)	20	7
(Earnings) loss from equity investments	(9)	2
Consolidated AEBITDA	$270	$200

Supplemental Business Segment Data
Business segments AEBITDA
Gaming	$108	$96
Lottery	119	78
SciPlay	46	35
Digital	29	23
Total business segments AEBITDA	302	232
Corporate and other(3)	(32)	(32)
Consolidated AEBITDA	$270	$200

(1) Refer to Consolidated AEBITDA definition for description of items included in restructuring and other.

(2) EBITDA from equity investments is a non-GAAP financial measure reconciled to the most directly comparable GAAP measure in the accompanying supplemental tables at the end of this release. The Company received $4 million in cash distributions and return of capital payments from its equity investees for the three months ended March 31, 2021 and 2020.

(3) Includes amounts not allocated to the business segments (including corporate costs) and other non-operating expenses (income).

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL FINANCIAL DATA
(Unaudited, in millions, except unit and per unit data)
	Three Months Ended
	March 31,	March 31,	December 31,
	2021	2020	2020
Gaming Business Segment Supplemental Financial Data:
Revenue by line of business:
Gaming operations	$113	$119	$105
Gaming machine sales	55	92	96
Gaming systems	42	55	56
Table products	34	52	29
Total revenue	$244	$318	$286

Gaming Operations Revenue:
U.S. and Canada:
Installed base at period end	29,809	30,469	30,105
Average daily revenue per unit	$35.45	$31.28	$31.40
International:(1)
Installed base at period end	31,703	34,372	32,061
Average daily revenue per unit	$3.03	$8.23	$5.38

Gaming Machine Sales:
U.S. and Canada new unit shipments	1,943	2,890	2,552
International new unit shipments	656	2,003	5,784
Total new unit shipments	2,599	4,893	8,336
Average sales price per new unit	$16,622	$15,872	$10,130

Gaming Machine Unit Sales Components:
U.S. and Canada unit shipments:
Replacement units	1,623	1,744	2,050
Casino opening and expansion units	320	1,146	502
Total unit shipments	1,943	2,890	2,552

International unit shipments:
Replacement units	656	1,827	5,764
Casino opening and expansion units	—	176	20
Total unit shipments	656	2,003	5,784

Lottery Business Segment Supplemental Financial Data:
Instant products revenue by geography:
United States	$116	$92	$105
International	46	44	48
Instant products revenue	$162	$136	$153

Lottery systems revenue by financial statement line item:
Services revenue	$72	$52	$66
Product sales revenue	14	24	37
Total Lottery systems revenue	$86	$76	$103

Digital Business Segment Supplemental Financial Data:
Revenue by Line of Business:
Sports and platform	$33	$38	$32
Gaming and other	53	39	41
Total revenue	$86	$77	$73

Sports, platforms, iGaming	$85	$63	$72

Wagers processed through OGS (in billions)	$16.9	$9.9	$14.2

SciPlay Business Segment Supplemental Financial Data:
Revenue by Platform:
Mobile	$133	$101	$129
Web and other	18	17	18
Total revenue	$151	$118	$147

Mobile penetration(2)	88%	85%	87%
Average MAU(3)	6.7	7.5	6.9
Average DAU(4)	2.5	2.6	2.5
ARPDAU(5)	$0.67	$0.49	$0.63
(1) Excludes the impact of game content licensing revenue.
(2) Mobile penetration is defined as the percentage of SciPlay revenue generated from mobile platforms.

(3) MAU = Monthly Active Users is a count of visitors to our sites during a month. An individual who plays multiple games or from multiple devices may, in certain circumstances, be counted more than once. However, we use third-party data to limit the occurrence of multiple counting.

(4) DAU = Daily Active Users is a count of visitors to our sites during a day. An individual who plays multiple games or from multiple devices may, in certain circumstances, be counted more than once. However, we use third-party data to limit the occurrence of multiple counting.

(5) ARPDAU = Average revenue per DAU is calculated by dividing revenue for a period by the DAU for the period by the number of days for the period.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
(Unaudited, in millions, except for ratio)
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO SGC TO CONSOLIDATED AEBITDA

	Twelve Months Ended
	March 31, 2021	March 31, 2020
Net loss attributable to SGC	$(425)	$(265)
Net income attributable to noncontrolling interest	23	16
Net loss	(402)	(249)
Restructuring and other	66	43
Depreciation, amortization and impairments	539	620
Goodwill impairment	—	54
Other expense, net	8	9
Interest expense	500	559
Income tax expense	3	10
Stock-based compensation	74	33
Loss on debt financing transactions	1	100
Loss (gain) on remeasurement of debt	36	(14)
EBITDA from equity investments	50	57
Earnings from equity investments	(5)	(16)
Consolidated AEBITDA	$870	$1,206

RECONCILIATION OF PRINCIPAL FACE VALUE OF DEBT OUTSTANDING TO NET DEBT AND NET DEBT LEVERAGE RATIO
	As of
	March 31, 2021	March 31, 2020
Consolidated AEBITDA(1)	$870	$1,206

Total debt	$9,166	$8,665
Add: Unamortized debt discount/premium and deferred financing costs, net	99	112
Add: Impact of exchange rate(2)	38	82
Less: Debt not requiring cash repayment and other	(6)	(8)
Principal face value of debt outstanding	9,297	8,851
Less: Cash and cash equivalents	967	334
Net debt	$8,330	$8,517
Net debt leverage ratio	9.6	7.1

Euro to USD exchange rate at reporting date	1.17	1.10
Euro to USD exchange rate at issuance	1.24	1.24

(1) Refer to the reconciliation of Consolidated AEBITDA included in the table titled "Reconciliation of Net Loss Attributable to SGC to Consolidated AEBITDA" for the trailing twelve months ended for the periods presented above.

(2) Exchange rate impact is the impact of translating our outstanding 2026 Secured Euro Notes and 2026 Unsecured Euro Notes translated at constant foreign exchange rate at issuance of these notes as compared to the current exchange rate.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$123	$120
Less: Capital expenditures	(50)	(53)
Less: Additions to equity method investments, net of distributions	(9)	—
Less: Payments on license obligations	(13)	(8)
Add (less): Change in restricted cash impacting working capital	29	(4)
Free cash flow	$80	$55

RECONCILIATION OF EARNINGS (LOSS) FROM EQUITY INVESTMENTS TO EBITDA FROM EQUITY INVESTMENTS
	Three Months Ended March 31,
	2021	2020
EBITDA from equity investments:
Earnings (loss) from equity investments	$9	$(2)
Add: Income tax expense	4	1
Add: Depreciation, amortization and impairments	7	7
Add: Interest income, net and other	—	1
EBITDA from equity investments	$20	$7

Forward-Looking Statements

In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things:

  the impact of the COVID-19 pandemic and any resulting unfavorable social, political, economic and financial conditions, including the temporary and potentially recurring closure of casinos and lottery operations on a jurisdiction-by-jurisdiction basis;
  slow growth of new gaming jurisdictions, slow addition of casinos in existing jurisdictions and declines in the replacement cycle of gaming machines;
  risks relating to foreign operations, including anti-corruption laws, fluctuations in currency rates, restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our business resulting from the continuing uncertainty following the U.K.'s withdrawal from the European Union;
  difficulty predicting what impact, if any, new tariffs imposed by and other trade actions taken by the U.S. and foreign jurisdictions could have on our business;
  U.S. and international economic and industry conditions;
  level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs;
  the discontinuation or replacement of LIBOR, which may adversely affect interest rates;
  inability to reduce or refinance our indebtedness;
  restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness;
  competition;
  inability to win, retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts;
  the impact of U.K. legislation approving the reduction of fixed-odds betting terminals maximum stakes limit on LBO operators, including the related closure of certain LBO shops;
  inability to adapt to, and offer products that keep pace with, evolving technology, including any failure of our investment of significant resources in our R&D efforts;
  changes in demand for our products and services;
  inability to benefit from, and risks associated with, strategic equity investments and relationships;
  inability to achieve some or all of the anticipated benefits of SciPlay being a standalone public company;
  dependence on suppliers and manufacturers;
  SciPlay's dependence on certain key providers;
  ownership changes and consolidation in the gaming industry;
  fluctuations in our results due to seasonality and other factors;
  security and integrity of our products and systems, including the impact of any security breaches or cyber-attacks;
  protection of our intellectual property, inability to license third-party intellectual property and the intellectual property rights of others;
  reliance on or failures in information technology and other systems;
  litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property, environmental laws and our strategic relationships;
  reliance on technological blocking systems;
  challenges or disruptions relating to the completion of the domestic migration to our enterprise resource planning system;
  laws and government regulations, both foreign and domestic, including those relating to gaming, data privacy and security, including with respect to the collection, storage, use, transmission and protection of personal information and other consumer data, and environmental laws, and those laws and regulations that affect companies conducting business on the internet, including online gambling;
  legislative interpretation and enforcement, regulatory perception and regulatory risks with respect to gaming, especially internet wagering, social gaming and sports wagering;
  changes in tax laws or tax rulings, or the examination of our tax positions;
  opposition to legalized gaming or the expansion thereof and potential restrictions on internet wagering;
  significant opposition in some jurisdictions to interactive social gaming, including social casino gaming and how such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming or social casino gaming specifically, and how this could result in a prohibition on interactive social gaming or social casino gaming altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations;
  expectations of shift to regulated online gaming or sports wagering;
  inability to develop successful products and services and capitalize on trends and changes in our industries, including the expansion of internet and other forms of interactive gaming;
  the continuing evolution of the scope of data privacy and security regulations, and our belief that the adoption of increasingly restrictive regulations in this area is likely within the U.S. and other jurisdictions;
  incurrence of restructuring costs;
  goodwill impairment charges including changes in estimates or judgments related to our impairment analysis of goodwill or other intangible assets;
  stock price volatility;
  failure to maintain adequate internal control over financial reporting;
  dependence on key executives;
  natural events that disrupt our operations, or those of our customers, suppliers or regulators;
  possibility that the 2018 renewal of the Lotterie Nazionali S.r.l. concession to operate the Italian instant games lottery is not final (pending appeal against existing court rulings relating to third-party protest against the renewal of the concession); and
  expectations of growth in total consumer spending on social casino gaming.

Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K and quarterly reports on Form 10-Q and its latest Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2020 on March 1, 2021 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

You should also note that this press release may contain references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us and we do not make any representation as to the accuracy of that information. In general, we believe there is less publicly available information concerning the international gaming, lottery, social and digital gaming industries than the same industries in the U.S.

Due to rounding, certain numbers presented herein may not precisely agree or add up on a cumulative basis to the totals previously reported.

Non-GAAP Financial Measures

The Company's management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: Consolidated AEBITDA, free cash flow, EBITDA from equity investments, and net debt and net debt leverage ratio (each, as described more fully below). These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.

Specifically, the Company's management uses Consolidated AEBITDA to, among other things: (i) monitor and evaluate the performance of the consolidated Company's business operations; (ii) facilitate management's internal and external comparisons of the Company's consolidated historical operating performance; and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets.

In addition, the Company's management uses Consolidated AEBITDA to facilitate management's external comparisons of the Company's consolidated results to the historical operating performance of other companies that may have different capital structures and debt levels.

The Company's management uses EBITDA from equity investments to monitor and evaluate the performance of the Company's equity investments. The Company's management uses net debt and net debt leverage ratio in monitoring and evaluating the Company's overall liquidity, financial flexibility and leverage.

The Company's management believes that each of these non-GAAP financial measures are useful as they provide management and investors with information regarding the Company's financial condition and operating performance that is an integral part of management's reporting and planning processes. In particular, the Company's management believes that Consolidated AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes is less indicative of the Company's ongoing underlying operating performance and are better evaluated separately. Moreover, management believes EBITDA from equity investments is useful to investors because the Company's Lottery business is conducted through a number of equity investments, and this measure eliminates financial items from the equity investees' earnings that management believes has less bearing on the equity investees' performance. Management believes that free cash flow provides useful information regarding the Company's liquidity and its ability to service debt and fund investments. Management also believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment, necessary license payments to support the Company's ongoing business operations, adjustments for changes in restricted cash impacting working capital and taking into account cash flows relating to the Company's equity investments.

Consolidated AEBITDA

Consolidated AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net loss as the most directly comparable GAAP measure, as set forth in the schedule titled "Reconciliation of Net Loss Attributable to SGC to Consolidated AEBITDA." Consolidated AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. Consolidated AEBITDA may differ from similarly titled measures presented by other companies.

Consolidated AEBITDA is reconciled to consolidated net (loss) income and includes net (loss) income attributable to SGC with the following adjustments: (1) net income attributable to noncontrolling interest, (2) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition costs and other unusual items; (3) depreciation and amortization expense and impairment charges and goodwill impairments; (4) change in fair value of investments and remeasurement of debt; (5) interest expense; (6) income tax (benefit) expense; (7) stock-based compensation; (8) loss (gain) on debt financing transactions; and (9) other expense, net. In addition to the preceding adjustments, we exclude loss (earnings) from equity method investments and add (without duplication) our pro rata share of EBITDA of our equity investments, which represents our share of earnings (whether or not distributed to us) before income tax benefit (expense), depreciation and amortization expense, and interest expense, net of our joint ventures and minority investees, which is included in our calculation of Consolidated AEBITDA to align with the provisions of our long-term debt arrangements. AEBITDA is presented exclusively as our segment measure of profit or loss.

Free Cash Flow

Free cash flow, as used herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery, gaming and digital systems expenditures and other intangible assets and software expenditures), less payments on license obligations, less contributions to equity method investments plus distributions of capital from equity investments, and adjusted for changes in restricted cash impacting working capital. Free cash flow is a non-GAAP financial measure that is presented as a supplemental disclosure for illustrative purposes only and is reconciled to net cash provided by operating activities, the most directly comparable GAAP measure, in a schedule above.

In the third quarter of 2020, we recast free cash flow to adjust our previously used measure, free cash flow, to exclude changes in restricted cash, substantially associated with the recent expansion of iLottery operations, that are impacting working capital, and align such calculation with the revised management view and definition of such non-GAAP financial measure. Such restricted cash is excluded because it is not available to fund debt repayments or other initiatives and therefore management believes this calculation better aligns with the reason management uses this non-GAAP information.

EBITDA from Equity Investments

EBITDA from equity investments, as used herein, represents our share of earnings (loss) (whether or not distributed to us) plus income tax expense, depreciation and amortization expense (inclusive of amortization of payments made to customers for LNS), interest (income) expense, net, and other non-cash and unusual items from our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to earnings from equity investments, the most directly comparable GAAP measure, in a schedule above.

Net Debt and Net Debt Leverage Ratio

Net debt is defined as total principal face value of debt outstanding, the most directly comparable GAAP measure, less cash and cash equivalents. Principal face value of debt outstanding includes the face value of debt issued under Senior Secured Credit Facilities, Senior Notes and Subordinated Notes, which are all described in Note 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2020, but it does not include long term obligations under financing leases or $6 million in proceeds received in 2019 from transactions completed in 2018 which are presented as debt. In addition, principal face value of debt outstanding with respect to the 2026 Secured Euro Notes and 2026 Unsecured Euro Notes are translated at the constant foreign exchange rate at issuance of these notes as those amounts remain payable at the original issuance amounts in Euro. Net debt leverage ratio, as used herein, represents net debt divided by Consolidated AEBITDA (as defined above).